Exhibit 10.10

FIRST AMENDMENT TO AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) to the Second Amended and Restated Agreement, dated as of September 15, 2016 (the “Agreement”), by and between IPT BTC I GP LLC, a Delaware limited liability company (the “General Partner”), and Industrial Property Advisors Sub I LLC, a Delaware limited liability company (the “Advisor Sub”), is entered into as of July 15, 2020 by and among the General Partner and Advisor Sub.

RECITALS:

A. The General Partner is a subsidiary of IPT Real Estate Holdco LLC, a Delaware limited liability company (“IPT Holdco”), which is a subsidiary of Industrial Property Operating Partnership LP, a Delaware limited partnership (“IPT OP”), which is in turn a subsidiary of Industrial Property Trust, a Maryland real estate investment trust (“IPT”).

B.Pursuant to an Interest Purchase Agreement, entered into as of the date of this Amendment, by and between IPT OP and BCI IV Portfolio Real Estate Holdco LLC, a Delaware limited liability company (“BCI IV Holdco”), IPT OP will sell to BCI IV Holdco, and BCI IV Holdco will acquire, all of IPT OP’s interests in IPT Holdco (such transaction, the “Interest Sale”).

C.BCI IV Holdco is a subsidiary of BCI IV Operating Partnership LP, a Delaware limited partnership, which is in turn a subsidiary of Black Creek Industrial REIT IV Inc., a Maryland corporation (“BCI IV”).

D.In connection with the Interest Sale, in accordance with the terms of Section 12 of the Agreement, the parties hereto desire to, among other things, amend the Agreement to reflect the new indirect ownership structure of the General Partner resulting from the Interest Sale.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto agree as follows:

1.	Capitalized Terms. The capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the Agreement.

2.	Conforming Amendments.

a.	All references in the Agreement to “IPT” (including in the name of any defined terms) are hereby deleted in their entirety and replaced with “BCI IV.”

b.	Paragraph D of the Recitals in the Agreement is hereby deleted in its entirety and replaced with the following:

Pursuant to the Amended and Restated Advisory Agreement (2020), dated as of June 12, 2020 (the “Advisory Agreement”), by and among BCI IV, BCI IV Operating Partnership LP, a Delaware limited partnership (the “Operating

Partnership”) and BCI IV Advisors LLC, a Delaware limited liability company (the “Advisor”), the Advisor provides acquisition and asset management services and, to the extent applicable with respect to certain of BCI IV’s investments, development and construction management, property management, leasing and disposition services to BCI IV and BCI IV’s subsidiaries. The General Partner does not and will not have any employees. Accordingly, the General Partner desires to appoint the Advisor Sub, an affiliate of the Advisor, as the provider of the Services and to assign to the Advisor Sub all the Fees associated therewith, except for the Guaranty Fee (such assigned Fees which exclude the Guaranty Fee referred to herein as the “Assigned Fees”), and the Advisor Sub desires to accept such appointment and such assignment.

c.	The reference to “Gary M. Reiff, Esq.” in Section 3 of the Agreement is hereby deleted in its entirety and replaced with “Josh Widoff, Esq.”

d.	The reference to “Articles of Amendment and Restatement of IPT” in the first sentence of Section 18 of the Agreement is hereby deleted and replaced with “Third Articles of Amendment and Restatement of BCI IV.”

3.	New Defined Term. The Agreement is hereby amended by adding to the Agreement the below term following the first instance of use of such term in the Agreement (as amended hereby):

“BCI IV” means Black Creek Industrial REIT IV Inc., a Maryland corporation.

4.	Exception from Termination. The parties hereto agree that notwithstanding the terms of Section 17(a) of the Agreement, the Agreement shall not terminate upon the termination of the Amended and Restated Advisory Agreement (2020), dated as of June 12, 2020, by and among IPT, IPT OP and Industrial Property Advisors LLC, a Delaware limited liability company, and the Agreement (as amended hereby) shall remain in full force and effect.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed wholly within that State.

6.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

7.	Captions/Pronouns. All titles or captions contained in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Amendment or the intent of any provision in this Amendment. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

8.	Severability. In case any one or more of the provisions contained in this Amendment or any application thereof shall be invalid, illegal or unenforceable in any respect, such provision shall be reformed and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be stricken and the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.

9.	Effective Date. The parties hereto agree that this Amendment shall be effective upon the consummation of the Interest Sale.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of July 15, 2020.

IPT BTC I GP LLC

By: IPT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Industrial Property Operating Partnership LP, a Delaware limited partnership, its sole member

By: Industrial Property Trust, a Maryland real estate investment trust, its general partner

By: /s/ Thomas G. McGonagle____________
Thomas G. McGonagle
Chief Financial Officer

Industrial Property Advisors Sub I LLC

By: Industrial Property Advisors LLC, a Delaware limited liability company, its sole member

By: Industrial Property Advisors Group LLC, a Delaware limited liability company, its sole member

By: /s/ Evan H. Zucker _______________ __
 Evan H. Zucker
Manager

Acknowledged and Agreed

as of this 15th day of July, 2020 by:

BCI IV Advisors LLC

By: _/s/ Evan H. Zucker__________
 Manager